Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-281376) pertaining to the Novavax, Inc. stock incentive plan and the 2013 employee stock purchase plan,
(2)Registration Statement (Form S-8 No. 333-273791) pertaining to the Novavax, Inc. stock incentive plan and the 2013 employee stock purchase plan,
(3)Registration Statement (Form S-3 No. 333-270137) pertaining to Novavax, Inc. common stock, preferred stock, debt securities, warrants and units,
(4)Registration Statement (Form S-8 No. 333-269309) pertaining to the Novavax, Inc. 2023 inducement plan,
(5)Registration Statement (Form S-8 No. 333-266681) pertaining to the Novavax, Inc. stock incentive plan and 2013 employee stock purchase plan,
(6)Registration Statement (Form S-8 No. 333-258517) pertaining to the Novavax, Inc. stock incentive plan,
(7)Registration Statement (Form S-8 No. 333-243758) pertaining to the Novavax, Inc. stock incentive plan,
(8)Registration Statement (Form S-8 No. 333-233133) pertaining to the Novavax, Inc. stock incentive plan and 2013 employee stock purchase plan,
(9)Registration Statement (Form S-8 No. 333-226498) pertaining to the Novavax, Inc. stock incentive plan and 2013 employee stock purchase plan,
(10)Registration Statement (Form S-8 No. 333-219829) pertaining to the Novavax, Inc. stock incentive plan,
(11)Registration Statement (Form S-8 No. 333-213069) pertaining to the Novavax, Inc. stock incentive plan and 2013 employee stock purchase plan,
(12)Registration Statement (Form S-8 No. 333-206354) pertaining to the Novavax, Inc. stock incentive plan,
(13)Registration Statement (Form S-8 No. 333-198121) pertaining to the Novavax, Inc. stock incentive plan,
(14)Registration Statement (Form S-8 No. 333-190600) pertaining to the Novavax, Inc. stock incentive plan,
(15)Registration Statement (Form S-8 No. 333-190599) pertaining to the Novavax, Inc. 2013 employee stock purchase plan,
(16)Registration Statement (Form S-8 No. 333-183113) pertaining to the Novavax, Inc. stock incentive plan,
(17)Registration Statement (Form S-8 No. 333-145298) pertaining to the Novavax, Inc. stock incentive plan,
(18)Registration Statement (Form S-8 No. 333-130990) pertaining to the Novavax, Inc. stock incentive plan,
(19)Registration Statement (Form S-8 No. 333-110401) pertaining to the Novavax, Inc. stock incentive plan,
(20)Registration Statement (Form S-8 No. 333-97931) pertaining to the Novavax, Inc. stock incentive plan,

Exhibit 23.1

(21)Registration Statement (Form S-8 No. 333-46000) pertaining to the Novavax, Inc. stock incentive plan,
(22)Registration Statement (Form S-8 No. 333-77611) pertaining to the Novavax, Inc. stock incentive plan,
(23)Registration Statement (Form S-8 No. 333-03384) pertaining to the Novavax, Inc. stock incentive plan,
(24)Registration Statement (Form S-8 No. 33-80279) pertaining to the Novavax, Inc. stock incentive plan, and
(25)Registration Statement (Form S-8 No. 33-80277) pertaining to the Novavax, Inc. stock incentive plan;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Novavax, Inc., and the effectiveness of internal control over financial reporting of Novavax, Inc. included in this Annual Report (Form 10-K) of Novavax, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
February 27, 2025